FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

The following information is being provided pursuant to paragraph (e) of Item 5.02 of Form 8-K:

Telephone and Data Systems, Inc. (“TDS”) previously established the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (the “SERP”) for the benefit of eligible employees of TDS and certain subsidiaries of TDS.   This plan provides supplemental benefits to offset the reduction of benefits under the TDS Pension Plan caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code.  The SERP is a non-qualified deferred compensation plan and is unfunded.

On August 27, 2008, TDS amended and restated the SERP to comply with  the final U.S. Treasury Regulations and subsequent administrative guidance recently issued for Section 409A of the Internal Revenue Code of 1986, as amended.

In addition, the SERP was amended and restated to allow future amendments to the SERP to be approved by any two of the following officers of TDS:  Chief Executive Officer, Chief Financial Officer and Vice President-Human Resources, to clarify the survivor beneficiary provisions and to make certain administrative changes to the SERP.

The foregoing brief summary is qualified by reference to the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2009), a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:  September 2, 2008

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2009)